UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 9, 2011

Ladenburg Thalmann Financial Services Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-15799	650701248
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4400 Biscayne Blvd., 12th Floor, Miami, Florida		33137
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(212) 409-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On November 9, 2011, Ladenburg Thalmann Financial Services Inc. issued a press release announcing financial results for the three and nine months ended September 30, 2011. A copy of the press release is attached hereto as Exhibit 99.1.

The information included herein and in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 ("Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On November 9, 2011, we announced that our board of directors authorized an increase of five million shares to our existing stock repurchase plan. The repurchase program is in addition to our existing 2,500,000 share repurchase program. Any share repurchases made pursuant to our stock repurchase plan, including pursuant to such increased authorization, will be made through open market purchases, negotiated transactions or other means from time to time. The amount and exact timing of any repurchases will depend upon market conditions, share price and other factors, including accelerated share repurchases and 10b5-1 trading plans in accordance with applicable securities laws. There are no assurances that we will repurchase any shares during the period, and we may suspend or discontinue the stock repurchase plan at any time.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
99.1 Press release dated November 9, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ladenburg Thalmann Financial Services Inc.

November 9, 2011	By:	/s/ Brett H. Kaufman

Name: Brett H. Kaufman
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated November 9, 2011